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19 September 2011	Your Ref

Our Ref 042348.0002/MSN

BY COURIER	Doc ID 278631_2.DOC

Hubei Minkang Pharmaceutical Ltd
2808 Cowan Circle
Las Vegas, Nevada 89107
Unites States of America

Dear Sirs

HBMK PHARMACEUTICAL LIMITED, Company No. 1592383 (the “Company”)

1.
We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with a share exchange agreement dated 8 July 2011 between the Company, Hubei Minkang Pharmaceutical Ltd., a corporation organised under the laws of the State of Nevada (the “Acquirer”) and those parties listed at Annexure “A” (the “Vendors”) to this legal opinion (the “Agreement”).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	a copy of the executed Agreement sent to us by electronic mail on 13 July 2011;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 21 July 2011;

(c)
a copy of the unanimous written resolutions of the directors of the Company dated 8 July 2011 approving the Company’s entry into, and authorising the execution and delivery by the Company of the Agreement (the “Board Resolutions”);

(d)	information revealed by our searches of:

(i)
the records and information certified by Offshore Incorporations Limited, the registered agent of the Company, on 25 July 2011 of the statutory documents and records maintained by the Company at its registered office, in the form of a certificate of incumbency (the “Certificate of Incumbency”);

(ii)
the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 21 July 2011 and those available for public inspection (carried out by way of an update) on 16 September 2011); and

A list of partners is available from our offices.
British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong | Montevideo

HBMK PHARMACEUTICAL LIMITED

(iii)
the records of proceedings on file with, and available for inspection on 21 July 2011 at the High Court of Justice, British Virgin Islands and those available for public inspection (carried out by way of an update on 16 September 2011),

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out.  In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)
the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)
the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect the Agreement and the transactions contemplated thereby;

(d)	that the information indicated by the Searches is complete and remains true and correct;

(e)
that the Agreement constitutes valid, legally binding and enforceable obligations of the Company under the laws of the Province of British Columbia, by which law they are expressed to be governed; that the Agreement has been duly executed in accordance with the laws of the province of British Columbia and any other applicable foreign laws; and that no matters arising under any foreign law will affect the views expressed in this opinion;

(f)
that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Agreement except as expressly disclosed in the Board Resolutions, and that the directors are properly exercising their powers in good faith; and

(g)
that the correct procedure was carried out for the passing of the Board Resolutions and the Shareholder Resolutions (for example, all relevant interests of directors were declared, notice was given, a quorum was present etc.) and that the Board Resolutions and Shareholder Resolutions remain in full force and effect.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)
Existence and Good Standing.  The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands.  It is a separate legal entity and is subject to suit in its own name.

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

(b)
Capacity and Power.  The Company has full capacity to enter into and perform its obligations under the Agreement and the Company has taken all necessary action to authorise its entry into the Agreement and the exercise of its rights and the performance of its obligations under the Agreement, including the requisite power, authority and capacity to own and use / operate all of its business assets and to conduct its business as presently conducted and fulfil its obligations under the Agreement.. The Company’s business purposes are not restricted under the laws of the British Virgin Island.

(c)	Due Execution. The Agreement has been duly executed for and on behalf of the Company.

(d)	Valid and Binding. The Agreement will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Company.

(e)
Consents.  No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by the Company of its obligations and the exercise of its rights pursuant to the Agreement.

(f)
Non-conflict.  The execution and delivery of the Agreement by the Company and the performance by the Company of its obligations and the exercise of any of its rights pursuant to the Agreement does not and will not conflict with:

(i)	any law or regulation of the British Virgin Islands; or

(ii)	the Memorandum and Articles of Association of the Company.

(g)	Authorised Shares. The Company is authorised to issue a maximum of 5,000,000 shares of one class with a par value of USD1.00 each. Shares in the Company may only be issued as registered shares.

(h)
Issue and Allotment of Shares.  The share register provided to us by the Registered Agent indicates that the issued and allotted shares of the Company are as set out in Annexure A.  The issued and allotted shares set out in Annexure A have been duly and validly issued in accordance with all applicable laws and regulations of the British Virgin Islands.

(i)
Intended Shareholding.  The corporate records provided to us by the Registered Agent, in particular, instruments of transfer dated 17 August 2011 tendered by each of the Vendors, indicate that the  intended shareholding of the Company is as follows:-

Name	No. of Share(s)
Hubei Minkang Pharmaceutical Ltd.	3,620,000

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

Based solely on our review of the corporate records of the Company provided by the registered agent and referred to in paragraph 2(d)(i) above, all necessary steps and proceedings have been taken to duly and validly transfer all of the issued and outstanding shares and to register the shares in the name of the Acquirer as shown above, and such transfers have been duly recorded in the register of members in accordance with instruction given by the Company to the registered agent.  Accordingly, the Acquirer is the sole shareholder of the Company.

(j)
Transfer of Shares.  The register of members provided to us by the Registered Agent indicates that no transfer of shares has been effected by the shareholders other than those effected with regard to the intended shareholding of the Company as set out in paragraph 4(i) above.

(k)	Stamp Duty. No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Agreement.

(l)
Interest.  There is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Agreement.

(m)	Withholding. The Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the Agreement.

(n)	Exchange Controls. There are no government controls or exchange controls in relation to the observance by the Company of its obligations under the Agreement.

(o)
Judgment Currency.  Any monetary judgment in a court of the British Virgin Islands in respect of a claim brought in connection with the Agreement is likely to be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

(p)
Enforcement of Judgments.  There is no statutory registration regime in the British Virgin Islands for judgments of the courts of the province of British Columbia (the “Courts”).  However, any final and conclusive monetary judgment for a definite sum obtained against the Company in the Courts in respect of the Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)	the Courts had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the Courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)	the judgment was not procured by fraud;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(q)
Enforcement of Arbitration Awards.  There are several ways in which an arbitration award obtained in Singapore under the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) may be enforced in the British Virgin Islands.

(i)
Any final and conclusive monetary award obtained against the Company in arbitration proceedings in Singapore under SIAC in respect of the Agreement for a definite sum may, with the leave of the High Court in the British Virgin Islands, be enforced in the same manner as a judgment of the British Virgin Islands court under the procedure set out in the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958 (the “Convention”).  The High Court may only exercise its discretion to refuse leave if:

(1)	a party to the arbitration agreement was, under the law applicable to him, under some incapacity;

(2)	the arbitration agreement was not valid under the governing law of the arbitration agreement;

(3)	the Company was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings, or was otherwise unable to present its case;

(4)
the award deals with an issue not contemplated by or not falling within the terms of the submission to arbitration, or contains matters beyond the scope of the arbitration, subject to the proviso that an award which contains decisions on such matters may be enforced to the extent that it contains decisions on matters submitted to arbitration which can be separated from those matters not so submitted;

(5)	the composition of the arbitral authority was not in accordance with the agreement of the parties or, failing such agreement, with the applicable laws of Singapore, being SIAC;

(6)	the award has not yet become binding upon the parties, or has been set aside or suspended by a competent authority, either in Singapore, or pursuant to the law of the arbitration agreement;

(7)	the subject matter of the award was not capable of resolution by arbitration; or

(8)	enforcement would be contrary to public policy.

(ii)
Alternatively, the award may be treated as a cause of action in itself (if it has such effect under the law of place where the award was made) and sued upon as a debt so that no retrial of the issues would be necessary, in which case the British Virgin Islands court will ordinarily enforce the debt unless:

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

(1)	the original arbitral tribunal had no jurisdiction to make the award;

(2)	the award was made in breach of the principles of natural justice;

(3)	the award conflicts with an earlier decision of a British Virgin Islands court;

(4)	enforcement would be contrary to public policy; or

(5)	the award was procured by fraud.

(iii)
The award may also be registered under the provisions of the Arbitration Act (Cap 6) and enforced as a judgment of the British Virgin Islands courts.  There is no statutory test for the exercise of the courts’ discretion in relation to registration in this manner, but in our view the court would be likely to exercise its discretion in a similar matter to the requirements for enforcing awards under the Convention where the award was made in a jurisdiction which is a signatory to the Convention.

(r)
Sovereign Immunity.  The Company is not entitled to claim immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against it in relation to the Agreement and the execution of the Agreement and performance of its obligations under the Agreement by the Company constitute private and commercial acts.

(s)
Adverse Consequences.  Under the laws of the British Virgin Islands, the Vendors will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution, and performance of the Agreement nor is it necessary for the execution, performance and enforcement of the Agreement that the Vendors be authorised or qualified to carry on business in the British Virgin Islands.

(t)
Choice of Law and Jurisdiction.  The choice of the law of the province of British Columbia as the proper law of the Agreement would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Agreement as the proper law thereof and the submission by the Company to the jurisdiction of the courts of the province of British Columbia is valid.

(u)
Registrations.  It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of the Company or the rights of the Vendors under the Agreement that they or any other document be notarised, filed, registered or recorded in the British Virgin Islands.

(v)	Pari Passu Obligations. The obligations of the Company under the Agreement constitute direct obligations that rank at least pari passu with all its other unsecured obligations.

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

(w)	High Court Searches. No court proceedings pending against the Company are indicated by our searches of the British Virgin Islands High Court Registry referred to at paragraph 2(d)(iii).

(x)
Registry Searches.  On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 2(d)(ii) and (iii) respectively, no currently valid order or resolution for liquidation of the Company and no current notice of appointment of a receiver over the Company or any of its assets appears on the records maintained in respect of the Company at the Registry of Corporate Affairs, but it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

(y)
Registered Office.  In addition to contractual modes of service, service of process in the British Virgin Islands on the Company may be effected by leaving at the Registered Office of the Company the relevant document to be served.  On the basis of our search of the British Virgin Islands Registry of Corporate Affairs referred to at paragraph 2(d)(ii) the registered office of the Company is at Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

5.
This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion.  We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.  We express no opinion as to matters of fact.  Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Agreement.  We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	The opinions set out above are subject to the following qualifications:

(a)
The term “enforceable” as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the British Virgin Islands enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(i)	rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors;

(ii)	claims under the Agreement may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim;

(iii)
equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy and equitable rights may be defeated by a bona fide purchaser for value without notice;

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

(iv)
where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to the laws of that jurisdiction or contrary to mandatory laws or public policy of that jurisdiction;

(v)
strict legal rights may be qualified by doctrines of good faith and fair dealing - for example a certificate or calculation as to any matter might be held by a British Virgin Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(vi)	enforcement may be prevented by reason of fraud, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(vii)
provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the British Virgin Islands determines such a provision to be a penalty;

(viii)	enforcement may be limited by the principle of forum non conveniens or analogous principles; and

(ix)
an agreement made by a person in the course of carrying on unauthorised financial services business is unenforceable against the other party to the agreement under section 50F of the Financial Services Commission Act, 2001.

(b)
Upon being appointed, a liquidator must file notice of their appointment within 14 days at the Registry of Corporate Affairs; and accordingly, it is possible that our Searches may not reveal the appointment of a liquidator if the notice has not yet been filed at the relevant time.

(c)
Amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs.  However, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed.

(d)	The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

(e)
The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

(f)
In certain circumstances provisions in the Agreement that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

(g)	We express no opinion in respect of the enforceability of any provision in the Agreement which purports to fetter the statutory powers of the Company.

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

(h)	We express no opinion in relation to provisions making reference to foreign statutes in the Agreement.

(i)
The rights and obligations of a party to the Agreement may be subject to restrictions if it or another party has been made subject to United Nations or European Union sanctions as implemented under the laws of the British Virgin Islands.  We have not conducted any investigations in this respect, and we express no opinion in relation thereto.

7.
This opinion is rendered for the benefit of the Acquirer, who is an original party to the Agreement, and the benefit of its legal counsel (in that capacity only) in connection with the transactions contemplated by the Agreement only.  It may not be disclosed to or relied on by any other party or for any other purpose, without our prior consent.

Yours faithfully
HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Riegels

Exhibit 99.9(Super 8-K)

HBMK PHARMACEUTICAL LIMITED

ANNEXURE A – THE VENDORS
NAME	SHAREHOLDING
Lee Tong Tai	854,620
Ang Siew Khim	246,377
Hong Lena	108,600
Joseph Soon Kwo Pin	217,200
Lee Hung Ming	20,816
Lee Tong Jiuh	246,377
Lee Yeng Fen	20,816
Seah Chee Seng	44,348
Tay Ah Meng	246,377
Mui Clark (Private) Limited	246,379
Universal Metal Works (Private) Limited	201,890
Koh Cheoh Nguan	45,077
Koh Boon Hua	18,637
Koh Lee Boon	18,637
Koh Sock Hua	24,897
Koh Sok Yong	37,274
Koh Cheok Chuan	24,859
Koh Cheok Kow	24,859
Koh Cheoh Kwang	24,859
Lee Wei Meng	115,623
Jesseline Siah Chiew Choon	151,823
Ramaswamy Sreeghandhan	208,150
Choo Keang Hai	208,150
Toh Ling Ling	25,123
Tey Kim Kee	238,232

Exhibit 99.9(Super 8-K)